POWERING COMMERCIALIZATIONTM

February 22, 2006

Dr. Nicholas Landekic
President & CEO
Polymedix
3701 Market Street
Philadelphia, PA 19104

     RE: LAB/OFFICE SPACE LICENSE AGREEMENT FOR 3701MARKET STREET

Dear Dr. Landekic:

     When properly executed in the spaces provided at the end of this letter, this letter, together with any accompanying schedules or exhibits, will constitute a space license agreement (this “Agreement”) between Polymedix (sometimes referred to in this Agreement as “you” or the “Company”) and the University City Science Center or its affiliates (the “Science Center”). Many of the specific terms and conditions applying to your Space License (defined below) under this Agreement, including your designated Work Area(s) (defined below), the term of this Agreement and your financial obligations under this Agreement, are set forth on Schedule 1, as amended, (“Schedule 1”), which is attached to and is a part of this Agreement. Schedule 1 may be amended from time to time by you and the Science Center. To have effect, each amendment to Schedule 1 must be signed and dated by you and the Science Center and each successive amendment will be designated as Schedule 1.1, Schedule 1.2, and so on.

     You and the Science Center, for good and valuable consideration and intending to be legally bound, hereby agree to the following terms and conditions of the Agreement.

SPACE LICENSE; WORK AREA

     Under this Agreement, and subject to its provisions, the Science Center grants a license (the “Space License”) to you to use (i) the Work Area(s) designated by the Science Center on Schedule 1(each a “Work Area”) on the applicable floor of 3701 Market Street, Philadelphia, PA 19104 (the “Building”), (ii) the shared office facilities, including the mail rooms, copy rooms, kitchens and conference rooms (together with the Work Area(s), the “Premises”) located on the third and fourth floors of the Building as more fully described in this Agreement and (iii) the services made available by the Science Center as more fully described in this Agreement and in the materials provided to you (and/or made accessible to you on the Science Center’s web site) on your move-in date. Your Work Area consists of the laboratory suite, offices and/or work modules set forth in Schedule 1 to this Agreement, as amended. The Science Center reserves the right, from time to time, to designate substitute Work Area(s) of approximately the same square footage as that of the initial Work Area(s) within the Premises as designated on Schedule 1, and the Science Center and you will coordinate efforts in moving you to such new Work Area(s). The Science Center will make such changes no more than once in a month and in each such instance will provide you with at least one week’s advance notice and will work with you to establish a convenient move date.

3701 Market Street ° Philadelphia, PA 19104 ° p: 215-966-6000 ° f: 215-966-6001 ° www.sciencecenter.org

University City Science Center./Polymedix Lab/Office Agreement

     The Science Center Equipment, at all times during the term of this Agreement, will remain the property of the Science Center and must be returned by you to the Science Center at the end of the term of this Agreement in good working condition, considering reasonable wear and tear from use.

     You are accepting the Science Center Equipment, the Premises (which include all Work Areas) and the Building in “as is” condition and agree that the Science Center is not obligated to make any modification or improvements to the Science Center Equipment, the Premises or the Building.

TERM; FINANCIAL TERMS

A. Term; Renewal

          The initial term of this Agreement will begin and end on the dates set forth in Schedule 1. Notwithstanding the above, either party may terminate this Agreement at any time with thirty (30) days prior written notice. However, if neither party gives such notice during the initial term, this Agreement will continue on a month-to-month basis until such written termination notice is given by either party. Upon termination as provided above, you agree to vacate and surrender the Premises in good, broom clean condition and expressly waive the benefits of all laws, statutes or ordinances, now or hereafter enforced, providing for additional notice.

     B.      License Fee

          You will pay to the Science Center a monthly license fee (the “License Fee”) for the use of your Work Area(s) within the Premises, based upon the composition (e.g., laboratory suites, offices and/or business modules) of your Work Area(s) and the services you will utilize during the term of this Agreement. The License Fee is set forth on Schedule 1 and includes all other monthly fees payable by you to the Science Center applicable to the use of the Premises, such as the office and business module usage fee, the lab management fee, the shared equipment fee and the health and safety fee.

          In addition to the License Fee, if your Work Area(s) contain one or more laboratory suites, you will be required to pay to the Science Center your pro rata share of operating costs, such as security, HVAC and electricity, for each laboratory suite. You will be billed periodically by the Science Center for such operating costs, payment of which is due within thirty (30) days of receiving the invoice.

          License Fee payments are payable on the first day of each and every month during the term of this Agreement without deduction and without demand. Checks shall be made payable to: Port of Technology, 3701 Market Street – Suite 340, Philadelphia, PA 19104, Attention: License Administrator, or at such other place as may be changed from time to time in writing. Subject to any portions of the License Fee previously paid to the Science Center by you, you will pay to the Science Center on the date of execution of this Agreement, in addition to the Security Deposit (as defined below), the License Fee for the first month of the term of this Agreement.

C. Security Deposit

          Upon execution of this Agreement, you also will pay to the Science Center a security deposit (“Security Deposit”) as set forth on Schedule 1 to be retained by the Science Center in a non-interest bearing account, as security for the full and faithful performance by you of your obligations under this Agreement. If you fully and faithfully comply with all of your obligations under this Agreement, the Security Deposit, or what remains of it after we apply any amounts needed to cure any defaults under this Agreement or make repairs of the Premises caused by your acts or omissions will be returned to you by the Science Center after the expiration of the term of this Agreement and after you have vacated the Premises.

     D.       Use and Occupancy Taxes

          In addition to the License Fee, you will pay to the Science Center any use and occupancy taxes payable to the City of Philadelphia in connection with your use of the Premises (if you have not provided the Science Center with adequate evidence of an exemption from such tax). This tax, if applicable to you, is required to be collected by the Science Center and forwarded to the City of Philadelphia. If you already have a Philadelphia Business Privilege Tax Identification Number (“Tax ID Number”), please provide such number to the Science Center. You may obtain a Tax ID from the City of Philadelphia by calling its Office of Licenses and Inspections at (215) 686-2490.

3701 Market Street ° Philadelphia, PA 19104 ° p: 215-966-6000 ° f: 215-966-6001 ° www.sciencecenter.org

University City Science Center./Polymedix Lab/Office Agreement

DEFAULT

     You will be in default of this Agreement if (i) you do not pay to the Science Center the full License Fee or any other amount payable by you under this Agreement when due or (ii) you fail to perform or violate any other provision of this Agreement, and such failure continues for ten (10) days after written notice from the Science Center. If you are in default of this Agreement, the Science Center will, in addition to any other legal rights, have the right to terminate this Agreement and to apply your security deposit to any outstanding amounts payable by you under this Agreement.

          CONFESSION OF JUDGMENT. THE FOLLOWING PARAGRAPHS SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT FOR POSSESSION OF THE WORK AREA AGAINST LICENSEE. IN GRANTING THIS RIGHT TO CONFESS JUDGMENT AGAINST LICENSEE, LICENSEE HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY AND, ON THE ADVICE OF THE SEPARATE COUNSEL OF LICENSEE, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS LICENSEE HAD OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

               (i)      CONFESSION OF JUDGMENT/EJECTMENT. LICENSEE HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY AGREES THAT, IN THE EVENT OF A DEFAULT HEREUNDER OR IN THE EVENT THAT THIS LICENSE EXPIRES OR IS TERMINATED, IT SHALL BE LAWFUL FOR ANY ATTORNEY, AS ATTORNEY FOR LICENSEE TO CONFESS JUDGMENT IN EJECTMENT IN ANY COMPETENT COURT AGAINST LICENSEE AND ALL PERSONS CLAIMING UNDER LICENSEE FOR THE RECOVERY BY LICENSOR OF POSSESSION OF THE WORK AREA, WITHOUT ANY LIABILITY ON THE PART OF THE SAID ATTORNEY, FOR WHICH THIS LICENSE SHALL BE A SUFFICIENT WARRANT; WHEREUPON, IF LICENSOR SO DESIRES, A WRIT OF POSSESSION WITH CLAUSES FOR COSTS MAY ISSUE FORTHWITH OR WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE WORK AREA REMAINS IN OR IS RESTORED TO LICENSEE, THE LICENSOR SHALL HAVE THE RIGHT IN THE EVENT OF ANY SUBSEQUENT DEFAULT OR DEFAULTS TO CONFESS JUDGMENT IN EJECTMENT AGAINST LICENSEE IN THE MANNER AND FORM HEREINBEFORE SET FORTH, TO RECOVER POSSESSION OF THE WORK AREA FOR SUCH SUBSEQUENT DEFAULT. NO SUCH DETERMINATION OF THIS LICENSE NOR RECOVERING POSSESSION OF THE WORK AREA SHALL DEPRIVE LICENSOR OF ANY REMEDIES OR ACTION AGAINST LICENSEE FOR RENT OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT; NOR THE RESORT TO ANY WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE, AND TO OBTAIN POSSESSION IN THE MANNER PROVIDED IN THE MANNER PROVIDED HEREIN.

Initials of Authorized Signatory of Licensee ______

               (ii)      AFFIDAVIT OF DEFAULT. In any action to confess judgment in ejectment, Licensor shall first cause to be filed in such action an affidavit made by Licensor or someone acting for Licensor setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence and if a true copy of the License (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

3701 Market Street ° Philadelphia, PA 19104 ° p: 215-966-6000 ° f: 215-966-6001 ° www.sciencecenter.org

University City Science Center./Polymedix Lab/Office Agreement

               (iii)      LICENSEE WAIVER. LICENSEE SPECIFICALLY ACKNOWLEDGES THAT LICENSEE HAS KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THIS PARAGRAPH REGARDING CONFESSION OF JUDGMENT. LICENSEE FURTHER SPECIFICALLY AGREES THAT, IN THE EVENT OF DEFAULT, LICENSOR MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION OF THE PREMISES PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. FURTHERMORE, LICENSEE SPECIFICALLY WAIVES ANY CLAIM AGAINST LICENSOR AND LICENSOR’S COUNSEL FOR VIOLATION OF LICENSEE’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS PARAGRAPH.

Initials of Authorized Signatory of Licensee ______

USE

     A.       Permitted Uses You will be permitted to use the Premises for research and development and laboratory use in a manner consistent with the purposes of the Science Center and for office uses incidental thereto and for no other purposes except as may be specifically provided in this Agreement (the “Permitted Uses”). Provided there exists no event of default under this Agreement, you will have twenty-four (24) hour access to the Premises. You will comply with all laws applicable to your use of the Work Area and your Permitted Use and will obtain all governmental licenses, permits or approvals for the same.

     B.       Prohibited Uses You will not do or commit any act that will (i) obstruct or interfere with the rights of other occupants of the Premises or Building, (ii) injure or annoy in any way the other occupants of the Premises or Building, (iii) damage the Premises or Building, (iv) violate applicable law or (v) not be consistent with the Permitted Uses or the purposes of the Science Center. You will not use or keep, or permit to be used or kept, in the Building any material having an offensive odor or any explosive or highly inflammable material unless material complies with provisions of the NFPA 45 (National Fire Protection Association, Inc.’s standard of Fire Protection for Laboratories Using Chemicals). In addition, you will not use or keep or permit to be used or kept, in the Premises or the Building any animals, including without limitation, dogs or monkeys, except on a temporary basis for the purpose of assisting or accommodating a disabled or handicapped person. Before leaving the Premises at any time, you will close and securely lock all windows and doors. You will provide the Science Center with three (3) copies of your Manufacturer’s Safety Data Sheets (MSDS).

     C.       Right to Enter The Science Center’s management staff and its Building manager and employees will have the right to enter the Premises at any time in order to (i) inspect the Premises, (ii) make repairs, alterations, improvements and additions required or deemed advisable by the Science Center, in its sole discretion, to the Premises or the Building, including any systems serving the Building which run through the Premises, or which may be necessary to comply with applicable laws, ordinances or other requirements of any governmental entity or agency having jurisdiction or (iii) provide any services required under this Space License and/or remove any alterations, additions or improvements made by you in violation of this Agreement.

INSURANCE

     A.      General At all times during the term of this Agreement, you will maintain minimum levels of insurance as set forth in subparagraph C below or as reasonably required from time to time by the Science Center with a carrier reasonably acceptable to the Science Center. You will name the Science Center and University City Science Center as additional insureds as provided in subparagraph C below on all policies of insurance required hereunder.

     B.       Insurance on the Company’s PropertyYou will procure at your sole cost and expense and maintain during the term of this Agreement insurance coverage for all risks of physical loss or damage insuring the full replacement value of your trade fixtures, furnishings, equipment, plate glass, signs and all other items of your personal property.

3701 Market Street ° Philadelphia, PA 19104 ° p: 215-966-6000 ° f: 215-966-6001 ° www.sciencecenter.org

University City Science Center./Polymedix Lab/Office Agreement

     C.       The Company’s Liability Insurance You willprocure at your sole cost and expense and maintain throughout the term of this Agreement comprehensive commercial general liability insurance on the Premises with a minimum combined single limit of Two Million Dollars ($2,000,000), property insurance with a minimum limit of One Million Dollars ($1,000,000) statutory worker’s compensation insurance, and employer’s liability insurance with a Five Hundred Thousand Dollar ($500,000) minimum limit covering all of your employees. Such liability insurance shall include, without limitation, products and completed operations liability insurance, fire and legal liability insurance, contractual liability insurance applicable to all of your indemnity obligations under this Agreement, and such other coverage as the Science Center may reasonably require from time to time. At the Science Center’s request, you will increase the amounts of such insurance coverage as deemed necessary by the Science Center in its reasonable discretion.

D. Certificates of InsuranceUpon execution of this Agreement, you will deliver to the Science Center certificates of insurance which will provide for the following:

Certificate Holder
University City Science Center 3701 Market Street, 3rd Floor, Philadelphia, PA 19104

Additional Insureds
3701 University City Science Center Associates LP and Research Park Inc., 3701 Market Street, Philadelphia, Pennsylvania 19104

Prohibited Language
No certificate may include the words “endeavor to” and “failure to mail such notice shall impose no obligation or liability of any kind upon you, its agents or representatives.”

INDEMNIFICATION; HOLD HARMLESS

     A.       Indemnification by the Company In addition to the indemnification obligations in connection with the discharge of Hazardous Substances as provided below, you agree to indemnify, protect, defend and otherwise hold harmless, the Science Center and its shareholders, directors, officers, employees, agents, affiliates, principals and Building manager (collectively, the “Parties”), from and against any and all claims, actions, causes of action, judgments, liabilities, obligations, damages, costs or expenses, including reasonable counsel fees and court costs (whether such loss is direct, consequential or otherwise) (collectively, “Claims”) arising out of or by reason of any injury or claim of injury to persons or property of any nature and howsoever caused, arising out of the use, occupancy and control of the Premises at any time during the term of this Agreement; excepting, however, claims caused by or resulting from, in part or the building in whole, the willful or grossly negligent misconduct or omission of any of the Parties, provided that in such case no Party shall be liable for any consequential, special, incidental or indirect damages arising therefrom.

     You acknowledge that in the event of any damage, destruction or other casualty to your assets and/or operations caused by or arising out of activities undertaken by a person or entity other than the Parties, you will pursue your Claims against such persons or entities and will not pursue any Claims against the Parties.

MAINTENANCE; NUISANCE, ETC.

     You will keep and maintain the Premises in good and safe order and repair. You agree to report in writing to the Science Center any defective condition in or about the Premises or the Building known to you. You will not (i) injure, deface or otherwise harm the Premises or the Building; (ii) commit any nuisance in or around the Premises or the Building; (iii) make, allow or suffer any physical waste of the Premises or the Building; (iv) interfere with or disturb the quiet enjoyment and use of the Premises or the Building or any portion thereof by any other tenant in the Building; and (v) engage in any activities at the Premises or in the Building that are improper, offensive or in violation of any applicable law, regulation or ordinance.

3701 Market Street ° Philadelphia, PA 19104 ° p: 215-966-6000 ° f: 215-966-6001 ° www.sciencecenter.org

University City Science Center./Polymedix Lab/Office Agreement

HAZARDOUS MATERIALS

     A.      “Hazardous Substance” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority having jurisdiction. The term “Hazardous Substance” includes, without limitation, any material or substance which is (i) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (iv) petroleum or (v) asbestos or asbestos-containing materials.

     B.       You will not cause or suffer or allow any Hazardous Substances to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises or the Building by you or any of your contractors, employees or invitees or by anyone in the Premises (other than the Science Center or its agents, employees or contractors), except to the extent such Hazardous Substances are customarily used for general office purposes and are within the framework of your company’s research activities. If the obligations imposed by the preceding sentence are breached, or if the presence of any Hazardous Substance on the Premises or the Building caused or suffered or permitted by you or any of your contractors, employees or invitees or by anyone in the Premises (other than the Science Center or its agents, employees or contractors) results in contamination of the Premises or the Building, then you will indemnify, defend and hold the Science Center harmless from any and all Claims (including, without limitation, diminution in value of the Building, damages for the loss or restriction on use of leaseable space at the Building, damages arising from any adverse impact on marketing of space at the Building and sums paid in settlement of claims, reasonable attorneys’ fees, consultant fees and expert fees) which arise during or after the term of this Agreement as a result of such contamination. Such indemnification shall include, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Substance present in the soil or groundwater on or under the Building.

ASSIGNMENT AND SUBLETTING

     You will not assign, mortgage, or pledge the Space License or this Agreement, or sublet the Premises or any portion thereof.

ALTERATIONS; MECHANIC’S LIENS

     No alterations, additions or improvements to the Premises may be made without first submitting a detailed description or plan of such Alterations to the Science Center and obtaining the Science Center’s written approval which approval will not be unreasonably withheld. All Alterations made by you to the Premises and all fixtures affixed thereto will become the property of the Science Center and remain at the Premises at the expiration or sooner termination of this Agreement, unless the Science Center notifies you in writing to remove or repair same, in which event, before the expiration or sooner termination of this Agreement, you will remove such Alterations and repair all damage to the Premises caused by the installation or removal thereof. You may not erect or place, or cause or allow to be erected or placed, any sign, advertising matter, lettering, stand, booth, showcase or other article or matter in or upon the Premises and/or the Building and surrounding lands, without the prior written consent of the Science Center. You may not place weights anywhere beyond the safe carrying capacity of the structure.

     Once approved, all Alterations performed by you will be at your sole cost and expense and will be performed in a manner consistent with the Science Center’s policies and procedures. You will promptly pay all contractors and material men so as to minimize the possibility of a lien attaching to the Premises. Should any such lien be made or filed, you shall bond against or discharge same within twenty (20) days.

3701 Market Street ° Philadelphia, PA 19104 ° p: 215-966-6000 ° f: 215-966-6001 ° www.sciencecenter.org

University City Science Center./Polymedix Lab/Office Agreement

TRASH STORAGE

     The Science Center will provide routine maintenance and janitorial services. You shall contain all trash and debris in containers and in a manner that’s pre-approved by the Science Center and in locations pre-approved by the Science Center with such screening as may be required by the Science Center so as not to constitute a safety or fire hazard. Any radioactive or biohazardous material or large items shall be disposed of as specified by the federal, state or local agency having jurisdiction over the Premises. You shall contract for the removal of such trash on a no less than bi-weekly basis.

CHEMICALS AND BIOLOGICAL WASTE

     Upon expiration or sooner termination of the term of this Agreement, you will at your expense, remove all chemicals and hazardous waste from the Premises and clean and restore the Premises to the condition existing as of the date of this agreement, reasonable wear and tear expected.

KITCHEN AND CONFERENCE ROOMS

     Your Space License to use the Premises includes a license to use the common kitchen in order to make coffee and access the refrigerator. The Space License also includes a license to access the conference rooms on the third and fourth floors of the Building on a first come, first serve basis. In connection with such access, you are responsible for making arrangements for coffee and catering service. It is your responsibility when using a conference room to leave it in a clean and orderly condition.

TELEPHONES AND INTERNET CONNECTIVITY

     All arrangements for internet access, local telephone service, voice mail and telephone number assignments may be made through Science Center Personnel. These services are available at no additional charge (they are included in the License Fee for Laboratory Suites and are included in the Usage Fee for offices and business modules).

     The Science Center maintains an Internet Protocol-based telephone system. The Science Center will bill you on a monthly basis only for long distance calls made by you at a competitive market rate. Payment is due within thirty (30) days after receipt of invoice. The Science Center shall provide each desktop with a CISCO IP telephone set that will also act as the LAN connection for the user’s computer.

POSTAGE AND OFFICE SUPPLIES

     The Science Center will provide an incoming mailbox for your company. Your mail will be collected for you and kept in your mailbox for you to pick up. Standard letter outgoing mail postage is included in your monthly License Fee; however, any usage over $100.00 per month will be billed to you. Bulk mailings and overnight shipping costs are not included in the License Fee. You are encouraged to set up an account for overnight delivery package service (e.g., Federal Express, UPS, DHL or Express mail).

     Regular, day-to-day office supplies are available in the copy/mail rooms. You are encouraged to set up an account with your local office supplier.

     Please use the following address for incoming mail:

Name
Company’s Name
3701 Market Street – 4th Floor
Philadelphia, PA 19104

3701 Market Street ° Philadelphia, PA 19104 ° p: 215-966-6000 ° f: 215-966-6001 ° www.sciencecenter.org

University City Science Center./Polymedix Lab/Office Agreement

COPY AND FAX MACHINES

     The Science Center will provide access to fax and copy services. An Access Code/Account Number will be assigned to you on move-in. Normal business day-to-day copies and faxes are covered by the License Fee and will not be billed on an individual basis; however, any usage over $100.00 per month (such as mass telecopy distributions or bulk photocopying jobs) will be billed to you. There are fax machines for your use located within the Premises on the third and fourth floors.

OFFICE RULES

     In recognition of the cooperative working environment at the Science Center, please keep the Work Area(s) and the Premises in the same clean and orderly fashion as the surrounding offices. The Science Center will provide routine maintenance and janitorial services. No extraordinary security precautions will be provided beyond those currently in existence. You agree to comply with the rules and regulations for the Premises (including your Work Area(s)) as included in your Welcome Package, which may be amended from time to time by the Science Center.

     Please acknowledge that smoking of any kind is prohibited in the Premises. For your convenience, an ashtray is located outside between the high rise parking garage and the side entrance.

PARKING

     You may apply for monthly parking at the Science Center parking garage, located at 3665 Market Street. The parking garage is operated by the Parkway Corporation and not the Science Center. Please contact a staff member of the Science Center to obtain information on how to apply for a monthly parking space.

PACKAGES

     The Science Center may sign for packages on your behalf as a convenience to you but accepts no responsibility for the contents or security of the packages.

NO PARTNERSHIP/NO LEASE.

     Licensee acknowledges that this Agreement shall not constitute a partnership between Licensee and Licensor. Licensee agrees that this License does not make Licensee a lessee under any of the laws of the Commonwealth of Pennsylvania, including, but not limited to, the Landlord and Tenant Act of 1951.

AMENDMENT

     This agreement may be amended in writing by the parties at any time. In addition, the Science Center will conduct periodic (usually monthly) reviews of your occupancy (i.e., the number of Work Areas and extra access cards that you use). The Science Center will e-mail to you the results of that review, and you will have the opportunity to make corrections. If you do not inform the Science Center of any errors in the review within three business days of its transmission, the uncontested results of the review will act to amend this Agreement, and your payments under this agreement shall be adjusted accordingly.

SIGNING

     If this Agreement is acceptable to you, please arrange for the execution by you of two (2) originals of this Agreement in the spaces provided below and return both originals to the Facilitator of these documents at the Science Center with a check in the appropriate amount as set forth in Schedule 1. An original of this document will be returned to you after it has been signed by the Science Center.

3701 Market Street ° Philadelphia, PA 19104 ° p: 215-966-6000 ° f: 215-966-6001 ° www.sciencecenter.org

University City Science Center./Polymedix Lab/Office Agreement

     This document must be signed by the Science Center before your telephones are activated at the Premises. You will receive move-in procedures upon distribution of the fully-executed Agreement.

Sincerely,

UNIVERSITY CITY SCIENCE CENTER

/s/ Shawn M. Marcell

Shawn M. Marcell
Senior Vice President

POLYMEDIX

By:	/s/ Nicholas Landekic

Name:	Nicholas Landekic

Title:	President & CEO

Date:	2/22/2006

3701 Market Street ° Philadelphia, PA 19104 ° p: 215-966-6000 ° f: 215-966-6001 ° www.sciencecenter.org

Schedule 1

The terms and conditions contained in this Schedule 1 to the space license agreement by and between Polymedix and the University City Science Center., dated February 22, 2006 (the “Agreement”) shall be incorporated into and become a part of such Agreement upon the parties’ execution of such Agreement.

LICENSEE:	Dr. Nicholas Landekic President & CEO Polymedix 3701 Market Street Philadelphia, PA 19104 215-966-6199

LICENSOR:	University City Science Center 3701 Market Street Philadelphia, PA 19104 Tel: 215.966.6000 Fax: 215.966.6001

TERM:	February 22, 2006 – February 21, 2007

PREMISES: (SEE APPENDIX A)	3701 Market Street Laboratory Suites
	•	4-440, 4-441, 4-442
	•	4-436, 4-437, 4-438
Offices 4-459, 4-421, 4-420 Cube 4-015

LICENSE FEE:	$19,325 monthly

SECURITY DEPOSIT:	Additional security deposit waived ( $7500 already on deposit)

PERMITTED USE	General office uses and research and development and laboratory uses in a manner consistent with the purpose(s) of the Port.

SERVICES/AMENITIES INCLUDED:	•	24/7 Building Access and Security	•	Broadband Internet Access
	•	Network Set up and Support	•	Network PrintingLab/Office Furnishings
	•	Shared Lab/Office Equipment	•	Shared Lab Management
	•	Shared Space Access	•	Front Desk Reception
	•	Telephone Equipment & Local Calls	•	Copy, Print and Fax Allowance

SPECIAL CONDITIONS	N/A

TENANT IMPROVEMENTS	Port pre-approval required

CONDITIONS TO GRANT OF LICENSE:	•	Execution of License Agreement
	•	Delivery of updated Certificate of Insurance ( Science Center approval required)

Initials of Authorized Signatory of Licensee
(Polymedix)

Initials of Authorized Signatory of Licensee
(The University City Science Center)

3701 Market Street ° Philadelphia, PA 19104 ° p: 215-966-6000 ° f: 215-966-6001 ° www.sciencecenter.org